 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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SYNTHETIC BIOLOGICS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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On October 6, 2021, Synthetic Biologics, Inc. filed the following Current Report on Form 8-K and issued the related press release, which is furnished as Exhibit 99.1 to the Current Report on Form 8-K.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2021

SYNTHETIC BIOLOGICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-12584	13-3808303
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9605 Medical Center Drive, Suite 270

Rockville, Maryland 20850

(Address of principal executive offices and zip code)

(301) 417-4364

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	SYN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

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If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On October 6, 2021, Synthetic Biologics, Inc. (the “Company”) reconvened its 2021 Annual Meeting of Stockholders (the “Annual Meeting”). At that time, there were not present or represented by proxy a sufficient number of shares of the Company’s common stock to constitute a quorum. As a result, the Company determined to adjourn the Annual Meeting for a second time, which will reconvene at 9:30 a.m. Eastern Time on Thursday, October 14, 2021 at the Company’s corporate headquarters located at 9605 Medical Center Drive, Suite 270, Rockville, Maryland 20850.

The record date for the Annual Meeting remains August 9, 2021. Stockholders of the Company who have previously submitted their proxy or otherwise voted and who do not want to change their vote do not need to take any action.

No changes have been made in the proposals to be voted on by stockholders at the Annual Meeting. The Company strongly encourages all of its stockholders to read the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission (the “SEC”) on August 16, 2021 (the “Proxy Statement”) and other proxy materials relating to the Annual Meeting, which are available free of charge on the SEC’s website at www.sec.gov.

During the current adjournment, the Company will continue to solicit votes from its stockholders with respect to the proposals set forth in the Proxy Statement. As set forth in the Proxy Statement, the Company has engaged a proxy solicitor, D.F. King & Co., Inc. to assist management with obtaining adequate votes to achieve the required quorum of at least a majority of the outstanding shares of the Company’s common stock.

On October 6, 2021, the Company issued a press release to announce the second adjournment, which is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in the press release furnished as Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, or incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press release of Synthetic Biologics, Inc., dated October 6, 2021

104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 6, 2021	SYNTHETIC BIOLOGICS, INC.

	By:	/s/ Steven A. Shallcross
		Name:	Steven A. Shallcross
		Title:	Chief Executive Officer and Chief Financial Officer

Exhibit 99.1

Synthetic Biologics Announces Second Adjournment of Annual Meeting of Shareholders

Due to Lack of Quorum

The Company Encourages All Shareholders of Record Who Have Not Yet Voted to Do So by October 13, 2021; Shareholders of Record May Vote Their Shares by Calling D.F. King & Co., Inc. Toll-free at 1-800-859-8509

Rockville, MD, October 6, 2021 – Synthetic Biologics, Inc. (NYSE American: SYN), a diversified clinical-stage company leveraging the microbiome to develop therapeutics designed to prevent and treat gastrointestinal (“GI”) diseases in areas of high unmet need, today announced the Company’s reconvened annual meeting of shareholders, on October 6, 2021, at 9:30 a.m. ET, was adjourned for a second time without any business being conducted due to lack of the required quorum.

A quorum consists of a majority of the shares entitled to vote. There were fewer than a majority of shares entitled to vote present, either in person or by proxy at this meeting. Approximately 48.6% of the shares of the Company’s common stock outstanding as of the record date were properly voted at the time of the annual meeting. The annual meeting of shareholders therefore had no quorum and the meeting was adjourned for a second time and will reconvene at 9:30 a.m. ET on Thursday, October 14, 2021 at the Company’s corporate headquarters 9605 Medical Center Drive, Suite 270, Rockville, MD 20850 to allow additional time for the Company’s shareholders to vote on the proposals set forth in the Company’s definitive proxy statement filed with the United States Securities and Exchange Commission (the “S.E.C.”) on August 16, 2021.

During the current adjournment, the Company will continue to solicit votes from its shareholders with respect to the proposals set forth in the Company’s proxy statement. As set forth in the proxy statement, the Company has engaged a proxy solicitor, D.F. King & Co., Inc. to assist management with obtaining adequate votes to achieve the required quorum of at least a majority of the outstanding shares of common stock.

The Company encourages all shareholders of record, as of the record date August 9, 2021, who have not yet voted, to do so by October 13, 2021 at 11:59 p.m. ET. Shareholders who have any questions or require any assistance with completing a proxy or voting instruction form or who do not have the required materials, may contact D.F. King & Co., Inc. using the following contact information 48 Wall Street, 22nd Floor, New York, NY 10005, Telephone: Toll Free: 1-800-859-8509 and Outside North America: +1-212-269-5550. Email: synthetic@dfking.com.

About Synthetic Biologics, Inc.

Synthetic Biologics, Inc. (NYSE American: SYN) is a diversified clinical-stage company leveraging the microbiome to develop therapeutics designed to prevent and treat gastrointestinal (GI) diseases in areas of high unmet need. The Company’s lead candidates are: (1) SYN-004 (ribaxamase) which is designed to degrade certain commonly used intravenous (IV) beta-lactam antibiotics within the gastrointestinal (GI) tract to prevent (a) microbiome damage, (b) Clostridioides difficile infection (CDI), (c) overgrowth of pathogenic organisms, (d) the emergence of antimicrobial resistance (AMR), and (e) acute graft-versus-host-disease (aGVHD) in allogeneic hematopoietic cell transplant (HCT) recipients, and (2) SYN-020, a recombinant oral formulation of the enzyme intestinal alkaline phosphatase (IAP) produced under cGMP conditions and intended to treat both local GI and systemic diseases. For more information, please visit Synthetic Biologics' website at www.syntheticbiologics.com.

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions. These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the ability of Synthetic Biologics to receive the necessary regulatory approvals for commercialization of Synthetic Biologics’ therapeutics, a failure of Synthetic Biologics’ clinical trials, and those conducted by investigators, for SYN-004 and SYN-020 to be commenced or completed on time, to provide topline data when anticipated or to achieve desired results and benefits, especially in light of COVID-19, a failure of Synthetic Biologics’ clinical trials to continue enrollment as expected or receive anticipated funding, a failure of Synthetic Biologics to successfully develop, market or sell its products, Synthetic Biologics’ inability to maintain its material licensing agreements, or a failure by Synthetic Biologics or its strategic partners to successfully commercialize products and other factors described in Synthetic Biologics’ Annual Report on Form 10-K for the year ended December 31, 2020 and its other filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and Synthetic Biologics undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

For further information, please contact:

Synthetic Biologics, Inc. (Corporate and Investors)

Vincent I. Perrone, Director Corporate Communication, (240) 660-2000, info@syntheticbiologics.com

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